Exhibit 10.2

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
This Third Amendment to the Amended and Restated Limited Liability Company Agreement (this “Amendment”) is being entered into, effective as of September 9, 2026, by and among Rio Grande LNG Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), Rio Grande LNG Intermediate Super Holdings, LLC, a Delaware limited liability company (the “NextDecade Member”), Global LNG North America Corp., a Delaware corporation (the “TTE Member”), GIP V Velocity Aggregator, L.P., a Delaware limited partnership (the “FI Member”), GIP V Velocity Acquisition Partners, L.P., a Delaware limited partnership (“GIP Acquisition Partners”), GIM Participation Velocity, L.P., a Delaware limited partnership (together with GIP Acquisition Partners, the “GIP FI Member Owner”), Devonshire Investment Pte. Ltd., a Singapore exempt private company (the “GIC FI Member Owner”), and MIC TI Holding Company 2 RSC Limited, an ADGM Restricted Scope Company (the “MIC FI Member Owner” and, together with the Company, the NextDecade Member, the TTE Member, the FI Member, the GIP FI Member Owner and the GIC FI Member Owner, the “Parties”). Capitalized terms used but not defined herein have the meanings given to them in the LLC Agreement (defined below).
WHEREAS, the Parties entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 12, 2023, by and among the NextDecade Member, the TTE Member, the FI Member and the other parties thereto for the limited purposes set forth therein, as the same was amended by that certain (a) Consent and Waiver Letter re: ADNOC Investment, dated May 20, 2024, (b) Amendment to Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 8, 2025 and (c) Second Amendment to Amended and Restated Limited Liability Company Agreement of the Company, dated March 2, 2026 (as amended, restated or otherwise modified in accordance with the terms therein, the “LLC Agreement”);
1.WHEREAS, pursuant to Section 16.2 of the LLC Agreement, the amendments of the LLC Agreement contemplated herein must be written and signed by (a) each Substantial Member, (b) each Class B Member holding a Class B Percentage equal to or greater than 12.5% (other than FI Member to the extent it is directly or indirectly owned by two or more FI Member Owners) and (c) to the extent it is directly or indirectly owned by two or more FI Member Owners, FI Member at the direction of each FI Member Owner holding an indirect Class B Percentage equal to or greater than 12.5% to be effective, provided, that any such amendment that would disproportionally impact any Class B Member or FI Member Owner (as compared to any other Member or FI Member Owner) directly or indirectly holding a Class B Percentage of less than 12.5% shall require the prior written consent of such Class B Member or FI Member Owner (such signatories, the “Requisite Signatories”); and
2.WHEREAS, the Parties hereto desire to amend the LLC Agreement as described below.
3.NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.Amendments.
(i)The definition of “Accelerated Equity Amounts” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Accelerated Equity Amount” has the meaning set forth in Section 3.9(b).
(ii)The definition of “Accelerated Equity Date” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Accelerated Equity Date” has the meaning set forth in Section 3.9(b).
(iii)The definition of “Accelerating FI Member Owner” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Accelerating FI Member Owner” means any FI Member Owner that has funded an Accelerated Equity Amount, until such FI Member Owner has achieved its Post-Acceleration Rebalancing (at which time, such FI Member Owner shall no longer be an Accelerating FI Member Owner unless and until such FI Member Owner funds an additional Accelerated Equity Amount).
(iv)The definition of “Accelerating Holders” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Accelerating Holders” means, collectively, (a) the TTE Member, until the TTE Member has achieved its Post-Acceleration Rebalancing (at which time, the TTE Member shall no longer be an Accelerating Holder unless and until the TTE Member funds an additional Accelerated Equity Amount), and (b) any Accelerating FI Member Owner, until such time as such Accelerating FI Member Owner has achieved its Post-Acceleration Rebalancing (at which time, such FI Member Owner shall no longer be an Accelerating Holder unless and until such FI Member Owner funds an additional Accelerated Equity Amount).
(v)The definition of “Available Loans” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Available Loans” has the meaning set forth in Section 3.9(c).
(vi)The definition of “Beneficial Ownership Regulations” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Beneficial Ownership Regulations” has the meaning set forth in the Financing Documents or the HoldCo Financing Documents.
(vii)The definition of “Company Party” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Company Party” means the Company, Holdings, RGLNG, the P1 HoldCo Pledgor, the P1 HoldCo Borrower, any RG Facility Subsidiary or any other subsidiary of the Company.
(viii)The definition of “Covered B Commissioning Value” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Covered B Commissioning Value” means (a) the product of the P75 CC Revenues multiplied by the Covered B Waterfall Percentage, minus (b) [***], minus (c) the aggregate amount of any Unfunded B-1 Commitments.
(ix)The definition of “Critical Issue” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Critical Issue” means (a) any Deadlock that, if not resolved within 15 Business Days (or such shorter period as determined by the Chairman in good faith), would (i) prior to the Project Completion Date, cause or be reasonably expected to cause the suspension of construction activities in respect of the Phase 1 Project (including commissioning and testing activities), (ii) prevent or be reasonably expected to prevent the Project Completion Date from occurring prior to or on the Drop Dead Date, (iii) on and after the Start Date of the Phase 1 Project, cause or be reasonably expected to cause RGLNG to be unable to operate, maintain, or insure the Phase 1 Project in material compliance with the Project Documents or Government Rule, or (iv) without limiting the foregoing, at any time, cause a Default or Event of Default to occur and be continuing under (and as defined in) the Financing Documents or the HoldCo Financing Documents; (b) any Deadlock that could reasonably be expected to result in a Critical Funding Issue within ten Business Days, or such other period as reasonably determined in good faith by any Member (or, in the case of the FI Member, any FI Member Owner), required to resolve such Critical Funding Issue (including by calling for and making Equity Contributions in accordance with Section 3.5 and Section 10.4(d)); or (c) any Deadlock over whether RGLNG should participate in any Restoration Plan with respect to any P1 Train Facility.
(x)The definition of “D:E Ratio” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“D:E Ratio” means, as of any date and giving pro forma effect to the drawings under the Construction Loans and the making of Equity Contributions on or in respect of such date, the ratio of (i) outstanding principal amounts of the Construction Loans (as may be reduced by any amounts repaid, including such amounts repaid using the proceeds of any indebtedness under the HoldCo Financing Documents) to (ii) the Aggregate Funded Equity (including, for the avoidance of doubt, any Accelerated Equity Amounts).
(xi)The definition of “Extraordinary Lien” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Extraordinary Lien” means a Lien that is not (a) incurred under or in respect of the Financing Documents or the HoldCo Financing Documents, (b) entered into in the ordinary course of business, (c) permitted by or entered into in accordance with the RG Facility Agreements or the P1 CASA, or (d) a Permitted Lien (as defined in the Financing Documents in effect on the date hereof or the HoldCo Financing Documents in effect as of June 17, 2026).
(xii)The definition of “FIMO Accelerated Equity Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xiii)The definition of “FIMO Accelerated Equity Date” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.

(xiv)The definition of “Financing Documents” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Financing Documents” means the loan agreements, indentures, notes and related security documents, and the other instruments and agreements related thereto, to be entered into on the date hereof and any other financing documents entered into by RGLNG in connection with the incurrence of indebtedness for borrowed money.
(xv)The definition of “Gross Funding Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xvi)The definition of “New Debt Security” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“New Debt Security” means any securities of any Company Party other than (a) the Units, (b) any security constituting a New Equity Security, or (c) any security evidencing indebtedness of any Company Party or any such security that is issued to a Financial Institution (including, for the elimination of doubt, all indebtedness of RGLNG that is subject to the Common Terms Agreement, indebtedness under the HoldCo Financing Documents and any indebtedness-for-borrowed money incurred by RGLNG in accordance therewith or by any other Company Party upon the approval of the Board in accordance herewith).
(xvii)The definition of “Notional Debt Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xviii)The definition of “Notional Equity Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xix)The definition of “Notional P1 Funding Percentages” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xx)The definition of “Project Document” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Project Document” means each agreement (other than the Financing Documents, the HoldCo Financing Documents and the Governance Documents) entered into or acceded to by RGLNG relating to the Phase 1 Project, including: (a) the P1 EPC Contracts and the related affiliate guarantees thereof; (b) the Customer Agreements; (c) the RG Facility Agreements; (d) the Time Charters; (e) the P1 CASA; (f) the Land Agreements; (g) the Capacity Contracting Agreement; and (h) any agreement in substitution or replacement for any of the foregoing agreements.
(xxi)The definition of “Remaining Accelerated Equity Amounts” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Remaining Accelerated Equity Amount” means, with respect to any Accelerating Holder, an amount equal to (a) the Accelerated Equity Amount of such Accelerating Holder minus (b) the aggregate portion of the Accelerated Equity Amount of such Accelerating

Holder drawn by the Company to fund P1 Project Costs in accordance with Section 3.9(b); provided that, for the avoidance of doubt, the Remaining Accelerated Equity Amount of such Accelerating Holder shall in no event be less than $0.00.
(xxii)The definition of “Remaining FIMO Accelerated Equity Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xxiii)The definition of “Remaining TTE Accelerated Equity Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xxiv)The definition of “Straddle Accelerating Holder” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xxv)The definition of “Transaction Documents” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Transaction Documents” means the Governance Documents, the Project Documents, the Financing Documents and the HoldCo Financing Documents.
(xxvi)The definition of “TTE Accelerated Equity Amount” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xxvii)The definition of “TTE Accelerated Equity Date” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety.
(xxviii)Section 1.1 of the LLC Agreement is hereby amended to add the following defined terms in alphabetical order:
“Accelerated Funding Amount” has the meaning set forth in Section 3.12(b).
    “Equity Credit Support Percentage” has the meaning set forth in the Equity Contribution Agreement.
    “FI Post-Acceleration Funding Percentage” means:
(a)on and after the date that all Remaining Accelerated Equity Amounts are reduced to $0.00, but prior to the date on which each Accelerating Holder has achieved its Post-Acceleration Rebalancing:
(i)with respect to any FI Member Owner other than any Accelerating FI Member Owner, the FI P1 Funding Percentage of such FI Member Owner as of the applicable P1 JVCo Contribution Date; provided that, for the sole purpose of calculating such FI P1 Funding Percentage (and not for any other purpose), if any Accelerating Holder is an FI Member Owner, then the FI P1 Remaining Committed Amount of such Accelerating Holder shall be deemed to be $0.00; and
(ii)with respect to any Accelerating FI Member Owner, 0%; and

(b)on and after the date on which each Accelerating Holder has achieved its Post-Acceleration Rebalancing, with respect to any FI Member Owner (for the benefit of the FI Member), the FI P1 Funding Percentage of such FI Member Owner as of the applicable P1 JVCo Contribution Date.
“HoldCo Financing Documents” means the loan agreements, indentures, notes and related security documents, and the other instruments and agreements related thereto, in effect on the date hereof and any other financing documents entered into by the P1 HoldCo Borrower in connection with the incurrence of indebtedness for borrowed money.
    “P1 HoldCo Borrower” means Rio Grande LNG Intermediate HoldCo Borrower, LLC, a Delaware limited liability company.
    “P1 HoldCo Pledgor” means Rio Grande LNG Intermediate HoldCo Pledgor, LLC, a Delaware limited liability company.
    “Post-Acceleration Funding Percentage” means:
(a)on and after the date that all Remaining Accelerated Equity Amounts are reduced to $0.00, but prior to the date on which each Accelerating Holder has achieved its Post-Acceleration Rebalancing:
(i)with respect to any Committed Member other than any Accelerating Holder, the P1 Funding Percentage of such Committed Member as of the applicable P1 JVCo Contribution Date; provided that, for the sole purpose of calculating such P1 Funding Percentage (and not for any other purpose), (A) the P1 Remaining Committed Amount of any Accelerating Holder shall be deemed to be $0.00 and (B) in the case of the FI Member only, if any Accelerating Holder is an FI Member Owner, then (1) the FI P1 Remaining Committed Amount of such Accelerating Holder shall be deemed to be $0.00, (2) the FI Member Owners that are not Accelerating Holders shall be deemed to be Committed Members and (3) the sum of the FI P1 Remaining Committed Amounts of such Committed Members shall be deemed to be P1 Remaining Committed Amounts of the FI Member;
(ii)with respect to any Committed Member that is an Accelerating Holder, 0%; and
(b)on and after the date on which each Accelerating Holder has achieved its Post-Acceleration Rebalancing, with respect to any Committed Member, the P1 Funding Percentage of such Committed Member as of the applicable P1 JVCo Contribution Date.
    “Post-Acceleration Rebalancing” means:

(a)with respect to the TTE Member, the date on which the TTE Member has a P1 Funding Percentage equal to the P1 Funding Percentage that the TTE Member had as of immediately prior to [***]; provided that, for the sole purpose of calculating each of the foregoing instances of P1 Funding Percentage (and not for any other purpose), the P1 Remaining Committed Amount of any other Accelerating Holder shall be deemed to be $0.00; or
(b)with respect to any Accelerating Holder that is an FI Member Owner, the date on which such Accelerating Holder has an FI P1 Funding Percentage equal to the FI P1 Funding Percentage such Accelerating Holder had as of immediately prior to [***]; provided that, for the sole purpose of calculating each of the foregoing instances of FI P1 Funding Percentage (and not for any other purpose), such calculation shall be adjusted to take into account any direct or indirect Transfers by an FI Member Owner to another FI Member Owner following [***];
provided, further, that, in the case of each of the foregoing clauses (a) and (b), to the extent the issuance of a P1 JVCo Contribution Request in respect of any P1 JVCo Contribution Date would result in an Accelerating Holder achieving its Post-Acceleration Rebalancing, the Board shall make such adjustments as it deems reasonably necessary (including the issuance of multiple P1 JVCo Contribution Requests in respect of such P1 JVCo Contribution Date) in order to prevent such Accelerating Holder from exceeding the P1 Funding Percentage such Accelerating Holder had as of immediately prior to [***] (and excluding, for the avoidance of doubt, any other Accelerating Holder that has not achieved its Post-Acceleration Rebalancing).
    “Relevering HoldCo Debt” has the meaning set forth in the HoldCo Financing Documents.
“Replacement HoldCo Debt” has the meaning set forth in the HoldCo Financing Documents.
[***]
“Supplemental HoldCo Debt” has the meaning set forth in the HoldCo Financing Documents.
(xxix)Section 2.3 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Section 2.3    Purpose of the Company. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is: (a) owning and holding (directly or indirectly) 100% of the limited liability company interests in Holdings and RGLNG; (b) causing (i) Holdings to pledge its membership interests in RGLNG in connection with the Financing Documents and/or (ii) P1 HoldCo Pledgor to pledge its interests in P1 HoldCo Borrower in connection with the HoldCo Financing Documents; (c) causing RGLNG to undertake the Phase 1 Project; and (d) engaging in any activities necessary or incidental to the foregoing. In furtherance of its purpose, (x) the Company shall possess and may exercise all of the powers and privileges now or hereafter conferred by Government Rule of the State of Delaware on limited liability companies formed under the Act and (y) the Company shall have the power to do all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, in each case, subject to the express terms and conditions herein, including Article VII.”
(xxx)The last sentence of Section 2.12(k) of the LLC Agreement is hereby amended to delete the word “and” immediately following the words “facilitate any Member’s or” as used in such sentence.
(xxxi)Section 3.2(b)(ii) of the LLC Agreement is hereby amended to add the word “initial” immediately prior to the words “Accelerated Equity Date” as used in such provision.
(xxxii)Section 3.2(b)(iii) of the LLC Agreement is hereby amended to add the word “initial” immediately prior to the words “Accelerated Equity Date” as used in such provision.
(xxxiii)Section 3.2(c) of the LLC Agreement is hereby amended to add the following parenthetical after the phrase “so long as such Equity Contribution is requested by delivery of an equity contribution request”: “(or requests, as applicable, as contemplated in connection with a Post-Acceleration Rebalancing)”.
(xxxiv)Section 3.9(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:
(b)    On one or more dates designated by (i) the TTE Member in its sole discretion or (ii) any FI Member Owner in such FI Member Owner’s sole discretion, in a written notice to the Company (each such designated date, an “Accelerated Equity Date”), such noticing Member or FI Member Owner may contribute, in the case of the TTE Member, (x) up to 100% of its P1 Remaining Committed Amount to the Company or (y) in the case of any FI Member Owner, up to 100% of such FI Member Owner’s FI P1 Remaining Committed Amount to the FI Member (each, an “Accelerated Equity Amount”), which Accelerated Equity Amount shall be, in the case of an Accelerating Holder that is an FI Member Owner, without any further action by any Person, automatically contributed by the FI Member to the Company. Promptly following each Accelerated Equity Date, the Company shall cause Holdings to deliver an ECS Reduction Certificate and updated ECS Allocation Schedule reflecting a reduction of the applicable Accelerating Holder’s equity credit support by the corresponding Accelerated Equity Amount. Notwithstanding anything to the contrary herein, all Accelerated Equity Amounts shall be used solely to fund P1 Project Costs. On and after any Accelerated Equity Date and prior to the Equity Contribution Date upon which the Remaining Accelerated Equity Amounts of all Accelerating Holders have been reduced to $0.00 in accordance with this Section 3.9(b), the Company shall, prior to issuing any P1 JVCo Contribution Requests to the Committed Members, determine whether the Remaining Accelerated Equity Amounts of all Accelerating Holders are sufficient to enable RGLNG to pay any P1 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date and, if sufficient, apply Remaining Accelerated Equity Amounts to fund such amount of P1 Project Costs. If the Company determines that the Remaining Accelerated Equity Amounts will be insufficient to pay all such P1 Project Costs described in the previous sentence, then the Company shall apply all Remaining Accelerated Equity Amounts to fund a portion of such P1 Project Costs and the remaining portion of such P1 Project Costs shall be funded in accordance with Section 3.9(c).
(xxxv)Section 3.9(c) of the LLC Agreement is hereby amended and restated in its entirety as follows:
(c)    On and after any date that all Remaining Accelerated Equity Amounts are reduced to $0.00, unless otherwise agreed as a Supermajority Matter, (x) to the extent of the aggregate amount of Construction Loans available to be drawn pursuant to and in accordance with the terms of the Financing Documents, as determined by the Board (the “Available Loans”), and unless the Board has determined that it is not in the Company’s best interest to draw on such Available Loans (Available Loans subject to such a determination, the “Unavailable Loans”), no P1 JVCo Contribution Requests shall be made at any time that the D:E Ratio is less than 75:25, (y) for so long as the D:E Ratio is greater than or equal to 75:25, until the Equity Funding Adjustment Date and for so long as the Construction Loans constitute Available Loans and do not constitute Unavailable Loans, P1 JVCo Contribution Requests will request equity contributions in an aggregate amount that is no greater than the amount necessary to satisfy the pro rata funding requirements under the Financing Documents, based on the Committed Members’ respective Post-Acceleration Funding Percentage, taking into account any Construction Loan borrowing being made substantially concurrently with such equity contributions, and (z) at all times after the Equity Funding Adjustment Date or on any P1 JVCo Contribution Date that the Construction Loans are not Available Loans, P1 JVCo Contribution Requests will request equity contributions in an aggregate amount that is required to enable RGLNG to pay any P1 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date, based on the Committed Members’ respective Post-Acceleration Funding Percentage; provided that, with respect to the FI Member, the amount of the FI Member’s Equity Contribution to be funded pursuant to this Section 3.9(c) shall be funded indirectly by each FI Member Owner through the FI Member based on such FI Member Owner’s FI Post-Acceleration Funding Percentage. It is the intent of the Members and FI Member Owners that P1 JVCo Contribution Requests under this Section 3.9 be made substantially consistently with the schedule demonstrated by the illustrative example set forth on Annex S, assuming the conditions set forth on Annex S. Notwithstanding the foregoing, in the event of any conflict between the language in this Agreement and the example set forth on Annex S, the language in this Agreement shall control; provided, that the Members and FI Members agree to use commercially reasonable efforts to amend the terms of this Agreement as necessary to cure any material conflict therewith that arises.
(xxxvi)Section 3.12(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:
    (b)    For purposes hereof, (i) “Abandoned” means Train Abandonment (as defined in the Definitions Agreement) and the derivate term “Abandonment” shall be construed accordingly, (ii) the “Notional Equity Contribution Amount” of each Member and FI Member Owner means an amount equal to the aggregate sum of (A) the aggregate amount of Equity Contributions made by all Members (including the FI Member) on or before FID multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member at FID and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member at FID multiplied by the FI Ownership Percentage of such FI Member Owner at FID plus (B) the aggregate amount of Equity Contributions made (or deemed made) by all Members (including the FI Member) in accordance with this Agreement on each P1 JVCo Contribution Date occurring after FID and prior to the applicable Rebalancing Event multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member on such P1 JVCo Contribution Date and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member on such P1 JVCo Contribution Date multiplied by the FI Ownership Percentage of such FI Member Owner on such P1 JVCo Contribution Date and (iii) “Accelerated Funding Amount” means, with respect to each Member and FI Member Owner, the positive or negative amount (as applicable) yielded by subtracting (x) the Notional Equity Contribution Amount of such Member or FI Member Owner from (y) the aggregate amount of Equity Contributions made by such Member or FI Member Owner, as applicable (including, for the elimination of doubt, any direct or indirect Initial Contribution by such Member and FI Member Owner and any deemed Equity Contribution of Pre-Completion Revenues allocated to such Member or FI Member in accordance with Section 3.3); provided, that in no event shall the Accelerated Funding Amount of any Member or FI Member Owner exceed, in the case of a Member, the P1 Committed Amount of such Member or, in the case of an FI Member Owner, the FI P1 Committed Amount of such FI Member Owner.
(xxxvii)Section 5.1(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:
(a)    Allocations Prior to Cash Contribution End Date. Except as otherwise provided in this Article V, for each Fiscal Year (or portion thereof) prior to the Cash Contribution End Date, Net Income or Net Loss (in each case, determined without taking into account Depreciation) shall be allocated for such Fiscal Year to the Members in proportion to the manner in which such Members share cash distributions during such Fiscal Year (or portion thereof); provided, that if there are no cash distributions during such Fiscal Year (or portion thereof) including due to restrictions in the Financing Documents or the HoldCo Financing Documents or because such cash represents Lock Box Cash, then Net Income or Net Loss (in each case, determined without taking into account Depreciation) shall be allocated for such Fiscal Year to the Members in accordance with the manner in which such Members would otherwise be entitled to share cash distributions but for such restrictions during such Fiscal Year (or portion thereof) as if cash equal to such Net Income or Net Loss were distributed under Article VI. Depreciation with respect to any Fiscal Year (or portion thereof) ending prior to the Cash Contribution End Date shall be allocated among the Members in proportion to their aggregate Equity Contributions (including any deemed contributions of Lock Box Cash) as of such Fiscal Year (but, for the avoidance of doubt, ignoring distributions or deemed distributions for such Fiscal Year).
(xxxviii)The introductory paragraph of Section 6.1(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:
    (b)    Except as otherwise provided in Article XIV, to the extent permitted by the Act, other Government Rule, the Financing Documents and the HoldCo Financing Documents and subject to (i) the establishment of adequate reserves and adequate provision for working capital and planned but unfunded capital expenditures for the applicable fiscal year as set forth in the then-current approved Five-Year Business Plan, as determined by the Board, (ii) the establishment of accruals for liabilities, as determined by the Board, and (iii) the prior repayment or prepayment in full of all Member Loans, the Company shall cause RGLNG (through a distribution to Holdings) to distribute to the Company on a monthly basis and the Company shall thereafter distribute to the Members promptly after the end of each month (or more frequently as determined by the Board) and in a manner that is intended to maximize cash distributions to the Members all cash (including all cash proceeds received by the Company from RGLNG as distributions or otherwise in accordance with the Financing Documents and the HoldCo Financing Documents, sales of assets by the Company, interest income on cash held in deposit by the Company or for investment and all other proceeds) but excluding in all cases DCI Available Cash and any cash attributable to DCI CF Cost Optimization Adjustments to the Members as follows: . . .
(xxxix)The first sentence of Section 6.3 of the LLC Agreement is hereby amended to delete the word “to” immediately after the phrase “the A-4 Split Percentage shall be adjusted” as used in such sentence.
(xl)Section 7.2(i) of the LLC Agreement is hereby amended and restated in its entirety as follows:
    (i)    In the event that the Board considers and votes on a proposal for the incurrence by the Company of Relevering Debt or Relevering HoldCo Debt or, following the prepayment in full of all commercial bank loans incurred as of the date of this Agreement, Replacement Debt or Replacement HoldCo Debt, and any Manager designated by a Substantial Member (other than the NextDecade Member) in accordance with Section 7.2(b) votes against such proposal, promptly after such vote by the Board, a Designated Officer of each such Substantial Member and the NextDecade Member shall meet to discuss such proposal, and, as soon as reasonably practical after such discussion, but in no event sooner than seven days following the initial vote thereon, the Board shall reconvene and re-vote on such proposal for the incurrence of Relevering Debt,

Relevering HoldCo Debt, Replacement HoldCo Debt or Replacement Debt, as applicable. The Board shall be required to reconvene and re-vote only once in respect of any proposal for the incurrence by the Company of Relevering Debt or Relevering HoldCo Debt or, following the prepayment in full of all commercial bank loans incurred as of the date of this Agreement, Replacement Debt or Replacement HoldCo Debt, as applicable.
(xli)The introductory sentence of Section 7.9 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Except as expressly set forth in this Agreement or as otherwise required by the Project Documents, the Financing Documents or the HoldCo Financing Documents, the affairs of the Company shall be conducted such that the Company:”
(xlii)Section 8.1(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:
    (a)    The Company, (x) as the sole direct member of P1 HoldCo Pledgor, shall cause P1 HoldCo Pledgor and P1 HoldCo Borrower to and (y) as the sole indirect member of Holdings, shall cause Holdings and RGLNG to, in each case, be governed in accordance with the Act and the constitutive documents of P1 HoldCo Pledgor, P1 HoldCo Borrower, Holdings and RGLNG, as applicable, including the RGLNG LLCA, and in compliance with this Agreement (including Section 16.2), the Project Documents, the Financing Documents and the HoldCo Financing Documents.
(xliii)Section 8.1(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:
    (b)    The Company, (x) as the sole direct member of P1 HoldCo Pledgor, shall cause P1 HoldCo Pledgor and P1 HoldCo Borrower to and (y) as the sole indirect member of Holdings, shall cause any managers appointed at P1 HoldCo Pledgor, P1 HoldCo Borrower, Holdings, RGLNG or any subsidiaries thereof, to not (i) vote or approve any matter that requires the approval of the Board or Members under this Agreement or (ii) otherwise vote in a manner that would conflict with the determination of the Board or the Members, as applicable.
(xliv)Subclause (ii)(D) of Section 8.2(c) of the LLC Agreement is hereby amended and restated in its entirety as follows:
“(D) to otherwise cause the Company and each other Company Party to comply with the Financing Documents, the HoldCo Financing Documents, the Project Documents, and Government Rules (as applicable) until the approval of a new Annual Budget in accordance herewith.”
(xlv)Clause (i) of Section 12.2(f) of the LLC Agreement is hereby amended and restated in its entirety as follows:
“(i) any such Transfer does not cause a breach of, require the mandatory prepayment under, or require an offer to effect such a mandatory prepayment under any Financing

Document or any HoldCo Financing Documents (unless, in each case, the transferor or prospective transferee makes such mandatory prepayment in connection with such Transfer),”
(xlvi)Section 12.6(a) of the LLC Agreement is hereby amended to add the words “all necessary contractual consents under the HoldCo Financing Documents,” immediately after the words “all necessary consents under the Financing Documents,” as used in such provision.
(xlvii)Section 16.19 of the LLC Agreement is hereby amended by replacing each reference to Section 3.11(g) therein with reference to Section 3.11(h).
(xlviii)Item (a) of Annex E of the LLC Agreement is hereby amended to add the words “or Relevering HoldCo Debt” immediately after the words “incurrence of Relevering Debt”.
(xlix)Item (b) of Annex E of the LLC Agreement is hereby amended to add the words “or Supplemental HoldCo Debt” immediately after the words “incurrence of Supplemental Debt”.
(l)Item (e) on Annex F of the LLC Agreement is hereby amended to add the words “or Supplemental HoldCo Debt” immediately after the words “incurrence of Supplemental Debt”.
(li)Item (i)(v) on Annex G of the LLC Agreement is hereby amended to add the words “or the HoldCo Financing Documents, as applicable” immediately after the words “under the Financing Documents”.
(lii)Annex O-2 of the LLC Agreement is hereby amended and restated in its entirety by the Annex O-2 attached to this Amendment.
(liii)The LLC Agreement is hereby amended by attaching as a new “Annex S”, the Annex S attached to this Amendment.
2.Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the LLC Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Company, the Members and the FI Member Owners. On and after the date hereof, each reference in the LLC Agreement to “this Agreement,” “the Agreement,” “hereof,” “herein” and “hereunder” and words of similar import, and each reference to the LLC Agreement in any other agreements or instruments executed and delivered pursuant to, or in connection with, the LLC Agreement, shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.
3.Governing Law. This Amendment, and all claims or causes of action (whether in contract, tort or statute) that may be based on, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than Delaware.
4.Counterparts; Electronic Signature. This Amendment may be signed by facsimile or by emailing a pdf file and may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, to the fullest extent permitted by law. The parties to this Amendment irrevocably and unreservedly agree that this Amendment may be executed by way of electronic signatures and that such Amendment, or any part thereof, shall not be challenged or denied any legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.
[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

RIO GRANDE LNG INTERMEDIATE HOLDINGS, LLC By: /s/ Vera de Gyarfas Name: Vera de Gyarfas Title: General Counsel and Secretary	GIP V VELOCITY ACQUISITION PARTNERS, L.P. By: GIP Velocity GP, LLC, its general partner By: /s/ Gregg Myers Name: Gregg Myers Title: Chief Financial Officer

RIO GRANDE LNG INTERMEDIATE SUPER HOLDINGS, LLC By: /s/ Vera de Gyarfas Name: Vera de Gyarfas Title: General Counsel and Secretary	GIM PARTICIPATION VELOCITY, L.P. By: GIP Velocity GP, LLC, its general partner By: /s/ Gregg Myers Name: Gregg Myers Title: Chief Financial Officer

GIP V VELOCITY AGGREGATOR, L.P. By: GIP Velocity GP, LLC, its general partner By: /s/ Gregg Myers Name: Gregg Myers Title: Chief Financial Officer	DEVONSHIRE INVESTMENT PTE. LTD. By: /s/ Diego Canales Name: Diego Canales Title: Authorized Signatory
Signature Page to LLC Agreement Amendment

GLOBAL LNG NORTH AMERICA CORP. By: /s/ Arnaud Lenail-Chouteau Name: Arnaud Lenail-Chouteau Title: VP LNG Assets and Business Development

MIC TI HOLDING COMPANY 2 RSC LIMITED By: /s/ Leif Richard Nordell Name: Leif Richard Nordell Title: Authorised Signatory By: /s/ Sridhar Iyengar Name: Sridhar Iyengar Title: Authorised Signatory

Signature Page to LLC Agreement Amendment